Exhibit 99.1

Resignation letter of Jeffrey C. Smith from Kensey Nash Corporation’s Board of Directors

RAMIUS

599 LEXINGTON AVENUE, NEW YORK, NY 10022

TEL 212 845 7900 WWW.RAMIUS.COM

February 3, 2009

Mr. Walter Maupay

Kensey Nash Corporation

735 Pennsylvania Drive

Exton, PA 19341

Cc: Board of Directors

Dear Walter,

It is with mixed emotions that I hereby resign from the Board of Directors of Kensey Nash Corporation effective immediately.

I very much enjoyed my time serving on the Board of Kensey Nash and am proud of all of the accomplishments we have made together in a relatively short amount of time. At this time, there are other opportunities which are demanding more of my attention.

I look forward to continued constructive communication, solid execution, and future appreciation in the stock.

Warm regards,

/s/ Jeff Smith
Jeff Smith